Subsidiaries of the Registrant

                     -        Image Sciences, Inc.
                              Texas
                              100% owned

                     -        FormMaker Software, Inc.
                              Georgia
                              100% owned

                     -        EZPower Systems, Inc.
                              Delaware
                              100% owned

                     -        Maitland Software, Inc.
                              Maine
                              100% owned

                     -        DocuCorp Europe Ltd
                              London, England
                              100% owned


                                       57